Exhibit 1.1
THE SOUTHERN COMPANY

UNDERWRITING AGREEMENT

For Purchase of 18,300,000 Shares
of Common Stock of the Company

May 5, 2016
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:
The Southern Company, a Delaware corporation (the “Company”), confirms its agreement (the “Agreement”) with you (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 18,300,000 shares (the “Shares”) of Common Stock of the Company, par value $5 per share (“Stock”) as set forth in Schedule I hereto.
The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.
SECTION 1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Underwriters as follows:
(a)A registration statement on Form S-3 (File No. 333-202413) in respect of the Stock and certain other securities has been prepared and filed in accordance with the provisions of the Securities Act of 1933, as amended (the “1933 Act”), with the Securities and Exchange Commission (the “Commission”); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Underwriters, became effective upon filing with the Commission in such form (except that copies of the registration statement and any post-effective amendment delivered to the Underwriters need not include exhibits but shall include all documents incorporated by reference therein); and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering has been initiated or, to the best knowledge of the Company, threatened by the Commission (any preliminary prospectus, as supplemented by a preliminary prospectus supplement, included in such registration statement or filed with the Commission pursuant to

Rule 424(a) of the rules and regulations of the Commission under the 1933 Act, being hereinafter called a “Preliminary Prospectus”); such registration statement as used with respect to the Shares, including the information deemed a part thereof pursuant to Rule 430B(f)(1) under the 1933 Act on the date of such registration statement’s effectiveness for purposes of Section 11 of the 1933 Act, as such Section applies to the Company and the Underwriters for the Shares pursuant to Rule 430B(f)(2) under the 1933 Act (the “Effective Date”), including the exhibits thereto and all documents incorporated by reference therein pursuant to Item 12 of Form S-3 at the Effective Date, being hereinafter called the “Registration Statement”; the base prospectus relating to the Shares and certain other securities of the Company, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares, being hereinafter called the “Base Prospectus”; the Base Prospectus as amended and supplemented by a preliminary prospectus supplement dated May 5, 2016 relating to the Shares which has been filed with the Commission pursuant to Rule 424(b) under the 1933 Act, as it may be further amended and supplemented immediately prior to the Applicable Time (as hereinafter defined), is hereinafter called the “Pricing Prospectus”; the Base Prospectus as amended or supplemented in final form, including by a prospectus supplement relating to the Shares in the form in which it is filed with the Commission, pursuant to Rule 424(b) under the 1933 Act in accordance with Section 4(e) hereof is hereinafter called the “Final Supplemented Prospectus”; any reference herein to any Preliminary Prospectus, the Base Prospectus, the Pricing Prospectus or the Final Supplemented Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the date of such Preliminary Prospectus, Base Prospectus, Pricing Prospectus or Final Supplemented Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus, the Base Prospectus, the Pricing Prospectus or the Final Supplemented Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus, Base Prospectus, Pricing Prospectus or Final Supplemented Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated by reference in such Preliminary Prospectus, Base Prospectus, Pricing Prospectus or Final Supplemented Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.
For purposes of this Agreement, the “Applicable Time” is 6:30 P.M. (New York time) on the date of this Agreement; the documents and information listed in Schedule II-A, taken together and attached hereto, are collectively referred to as the “Pricing Disclosure Package.” The term “Limited Use Free Writing Prospectus” shall mean any “written communication” (as defined by Rule 405 under the 1933 Act) in addition to the Pricing Disclosure Package that the parties hereto expressly agree as listed in Schedule II-B hereto, including any recorded road show.
(b)The documents incorporated by reference in the Registration Statement or the Pricing Prospectus, when they were filed with the Commission, complied in all material respects with the applicable provisions of the 1934 Act and the rules and regulations of the Commission thereunder and, as of such time of filing, when read together with the Pricing Prospectus and any Permitted Free Writing Prospectus (as defined in Section 3(a) hereof), none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Final Supplemented Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will comply in all material respects with the applicable provisions of the 1934 Act and the rules and regulations of the Commission thereunder and, when read together with the Final Supplemented Prospectus as it otherwise may be amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to the Underwriters with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by either Underwriter expressly for use in the Pricing Prospectus, any Permitted Free Writing Prospectus and the Final Supplemented Prospectus.
(c)The Registration Statement and the Final Supplemented Prospectus comply, and any further amendments or supplements thereto, when any such amendments become effective or supplements are filed with the Commission, as the case may be, will comply, in all material respects with the applicable provisions of the 1933 Act, the 1934 Act, the 1939 Act (as hereinafter defined) and the General Rules and Regulations of the Commission thereunder and the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus do not and will not, (i) as of the Effective Date as to the Registration Statement and any amendment thereto, (ii) as of the Applicable Time as to the Pricing Disclosure Package and (iii) as of the date of the Final Supplemented Prospectus as to the Final Supplemented Prospectus or as of the date when any supplement is filed as to the Final Supplemented Prospectus as further supplemented or as of the Closing Date (as hereinafter defined) as to the Final Supplemented Prospectus or the Final Supplemented Prospectus as it may be further supplemented as provided above, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the case of the Registration Statement and any amendment thereto, and, in light of the circumstances under which they were made, not misleading in the case of the Pricing Disclosure Package and the Final Supplemented Prospectus as further supplemented; except that the Company makes no warranties or representations with respect to (A) that part of the Registration Statement which shall constitute the Statements of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended or (B) any statements or omissions made in a Permitted Free Writing Prospectus, the Registration Statement, the Pricing Prospectus or the Final Supplemented Prospectus in reliance upon and in conformity with information furnished in writing to the Company by either Underwriter expressly for use therein.
(d)(i) Each Permitted Free Writing Prospectus listed on Schedule II-A hereto, if any, does not include anything that conflicts with the information contained in the Registration Statement, the Pricing Prospectus or the Final Supplemented Prospectus and each such Permitted Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to the Underwriters with respect to any statement or omissions made in a Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by either Underwriter expressly for use therein.
(ii) The Limited Use Free Writing Prospectus listed on Schedule II-B hereto does not include anything that conflicts with the information contained in the Registration Statement, the Pricing Prospectus or the Final Supplemented Prospectus and the Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to the Underwriters with respect to any statement or omissions made in the Limited Use Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by either Underwriter expressly for use therein.
(e)With respect to the Registration Statement, (i) the Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the 1933 Act), (ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to the use of the automatic shelf registration statement and (iii) the conditions for use of Form S-3, as set forth in the General Instructions thereof, have been satisfied.
(f)(A) At the time of filing of the Registration Statement, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well-known seasoned issuer” (as defined in Rule 405 under the 1933 Act).
(g)At the determination date for purposes of the Shares within the meaning of Rule 164(h) under the 1933 Act, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.
(h)Since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, except as otherwise stated therein, there has been no material adverse change in the business, properties or financial condition of the Company, whether or not arising in the ordinary course of business.
(i)The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has due corporate authority to conduct the business in which it is engaged and to own and operate the properties used by it in such business, to enter into and perform its obligations under this Agreement and to issue and sell the Shares to the Underwriters.
(j)This Agreement has been duly authorized, executed and delivered by the Company.

(k)The Shares, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right under (A) the statutes, judicial and administrative decisions, and the rules and regulations of the governmental agencies of the State of Delaware, (B) the Company’s Certificate of Incorporation or By-Laws or (C) any instrument, document, contract or other agreement filed as an exhibit to the Registration Statement. The Shares will conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus.
(l)The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds as described in the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(m) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated herein and compliance by the Company with its obligations hereunder shall have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or bylaws of the Company, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject (except for conflicts, breaches or defaults which would not, individually or in the aggregate, be materially adverse to the Company or materially adverse to the transactions contemplated by this Agreement), or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Company, or any of its properties.
(n)No authorization, approval, consent or order of any court or governmental authority or agency is necessary in connection with the issuance and sale by the Company of the Shares or the transactions by the Company contemplated in this Agreement, except (A) such as may be required under the 1933 Act or the rules and regulations thereunder and (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” laws.
(o)The financial statements of the Company incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position, results of operations and cash flows of the Company as of and for the dates indicated; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis (except that the unaudited financial statements incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus may be subject to normal year-end adjustments) throughout the periods involved and necessarily include amounts that are based on the best estimates and judgments of management. The selected financial data and the summary financial information of the Company included in the Pricing Prospectus and the Final Supplemented Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements incorporated by reference in the Registration Statement. The unaudited pro forma condensed combined consolidated financial statements and the related notes thereto incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, together with the related schedules and notes, present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein.
(p)Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or subsidiary of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
SECTION 2.        SALE AND DELIVERY TO THE UNDERWRITERS; CLOSING.
(a)On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price per share of $48.60 the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto. It is understood that the Underwriters reserve the right to vary the offering price to the public and further reserve the right to withdraw, cancel or modify any subsequent offering without notice.
(b)Payment of the purchase price and delivery of the Shares shall be made at the offices of Southern Company Services, Inc., 30 Ivan Allen Jr. Blvd., NW, Atlanta, Georgia 30308 at 10:00 A.M., New York time, on May 11, 2016 (unless postponed in accordance with the provisions of Section 11 hereof) or such other time, place or date as shall be agreed upon by the Underwriters and the Company. Such time and date for delivery of the Shares is herein called the “Closing Date.” Payment shall be made to the Company by wire transfer in federal funds at the Closing Date against delivery of the Shares to Citigroup Global Markets Inc. on behalf of all of the Underwriters. It is understood that each Underwriter has authorized Citigroup Global Markets Inc., for each Underwriter’s account, to accept delivery of, receipt for, and make payment of, the Shares which each Underwriter has agreed to purchase. Citigroup Global Markets Inc., individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the total number of Shares to be purchased by any Underwriter whose payment has not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c) (i) Each Underwriter will not offer, sell or deliver any of the Shares, directly or indirectly, or distribute the Pricing Prospectus, the Final Supplemented Prospectus or any other offering material relating to the Shares, in or from any jurisdiction except under circumstances that will, to the best of such Underwriter’s knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on the Company except as set forth in this Agreement.
(ii) Each Underwriter will sell only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.
(iii) In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is or was implemented in that Relevant Member State (the “Relevant Implementation Date”), each Underwriter has not made and will not make an offer of the Shares to the public in that Relevant Member State other than: (A) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (B) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Underwriters for any such offer; or (C) in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided, in each case, that no such offer of the Shares shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
For the purposes of paragraph (iii), the expression “an offer of the Shares to the public” in relation to any of the Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase or subscribe for any of the Shares, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
(iv) Each Underwriter has not sold by means of any document other than (A) circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (B) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (C) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
(v) Each Underwriter will not offer or sell any Shares, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person, or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) and all other applicable laws, regulations and governmental guidelines in effect at the relevant time.
For purposes of paragraph (v), “Japanese person” means any person who is a resident of Japan, including any corporation or other entity organized under the laws of Japan.
(vi) Each Underwriter will not register the Shares with the Financial Services Commission of Korea for public offering in Korea under the Financial Investment Services and Capital Market Act and its subordinate decrees and regulations (collectively, the “FISCMA”). Each Underwriter represents and agrees that the Shares may not be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except as otherwise permitted under the applicable laws and regulations of Korea, including the FISCMA and the Foreign Exchange Transaction Law and its subordinate decrees and regulations (collectively, the “FETL”). Without prejudice to the foregoing, the number of the Shares offered in Korea or to a resident in Korea shall be less than 50 and for a period of one year from the issue date of the Shares, none of the Shares may be divided resulting in an increased number of the Shares. Furthermore, the Shares may not be resold to Korean residents unless the purchaser of the Shares complies with all applicable regulatory requirements (including but not limited to government reporting requirements under the FETL) in connection with the purchase of the Shares.
(vii) Each Underwriter agrees that, in connection with the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Shares, that it will not circulate or distribute, nor will it offer or sell the Shares, or have the Shares be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) pursuant to Section 274 of the SFA, (ii) to a relevant person as defined in Section 275(2) of the SFA, pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
For purposes of paragraph (vii), where the Shares are subscribed or purchased pursuant to an offer made in reliance on Section 275 by a relevant person which is: (A) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (B) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Shares under Section 275 except: (1) to an institutional investor pursuant to Section 274 of the SFA or to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; (3) by operation of law; (4) pursuant to Section 276(7) of the SFA or (5) as specified in Regulation 32 of the Securities and Futures (Offer of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
(viii) Each Underwriter (A) has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (B) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom.
SECTION 3.    FREE WRITING PROSPECTUSES.
(a)The Company represents and agrees that, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, other than a Permitted Free Writing Prospectus and the Limited Use Free Writing Prospectus; each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, other than a Permitted Free Writing Prospectus, the Limited Use Free Writing Prospectus or a free writing prospectus that is not required to be filed by the Company pursuant to Rule 433 under the 1933 Act; any such free writing prospectus, the use of which has been consented to by the Company and the Underwriters, is listed on Schedule II-A hereto and herein called a “Permitted Free Writing Prospectus.”
(b)The Company and the Underwriters have complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any free writing prospectus, including timely Commission filing where required and legending.
(c)The Company agrees that if at any time following issuance of a Permitted Free Writing Prospectus or the Limited Use Free Writing Prospectus any event occurred or occurs as a result of which such Permitted Free Writing Prospectus or the Limited Use Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Final Supplemented Prospectus or include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter a free writing prospectus or other document, the use of which has been consented to by the Underwriters, which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in a Permitted Free Writing Prospectus or the Limited Use Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter expressly for use therein.
(d)The Company agrees that if there occurs an event or development as a result of which the Pricing Disclosure Package would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will notify the Underwriters so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented.
SECTION 4.        COVENANTS OF THE COMPANY. The Company covenants with the Underwriters as follows:
(a)The Company, on or prior to the Closing Date, will deliver to the Underwriters conformed copies of the Registration Statement as originally filed and of all amendments thereto, heretofore or hereafter made, including any post-effective amendment (in each case including all exhibits filed therewith, and including unsigned copies of each consent and certificate included therein or filed as an exhibit thereto, except exhibits incorporated by reference, unless specifically requested). As soon as the Company is advised thereof, it will advise the Underwriters orally of the issuance of any stop order under the 1933 Act with respect to the Registration Statement, or the institution of any proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering, of which the Company shall have received notice, and will use its best efforts to prevent the issuance of any such stop order and to secure the prompt removal thereof, if issued. The Company will deliver to the Underwriters sufficient conformed copies of the Registration Statement, the Base Prospectus, the Pricing Prospectus and the Final Supplemented Prospectus and of all supplements and amendments thereto (in each case without exhibits) for distribution to the Underwriters and, from time to time, as many copies of the Base Prospectus, the Pricing Prospectus and the Final Supplemented Prospectus as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act.
(b)The Company will furnish the Underwriters with written or electronic copies of each amendment and supplement to the Final Supplemented Prospectus relating to the offering of the Shares in such quantities as the Underwriters may from time to time reasonably request. If, during the period (not exceeding nine months) when the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) shall be required by law in connection with the sale of any Shares by an Underwriter, any event relating to or affecting the Company, or of which the Company shall be advised in writing by the Underwriters, shall occur, which in the opinion of the Company or of Underwriters’ counsel should be set forth in a supplement to or an amendment of the Final Supplemented Prospectus, as the case may be, in order to make the Final Supplemented Prospectus not misleading in light of the circumstances when it (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered, or if for any other reason it shall be necessary during such period to amend or supplement the Final Supplemented Prospectus or to file under the 1934 Act any document incorporated by reference in the Final Supplemented Prospectus in order to comply with the 1933 Act or the 1934

Act, the Company forthwith will (i) notify the Underwriters to suspend solicitation of purchases of the Shares and (ii) at its expense, make any such filing or prepare and furnish to the Underwriters a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Supplemented Prospectus which will supplement or amend the Final Supplemented Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances when the Final Supplemented Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered, not misleading or which will effect any other necessary compliance. In case any Underwriter is required to deliver a prospectus in connection with the sale of any Shares after the expiration of the period specified in the preceding sentence, the Company, upon the request of such Underwriter, will furnish to such Underwriter, at the expense of such Underwriter, a reasonable quantity of a supplemented or amended prospectus, or supplements or amendments to the Final Supplemented Prospectus, complying with Section 10(a) of the 1933 Act. During the period specified in the second sentence of this subsection, the Company will continue to prepare and file with the Commission on a timely basis all documents or amendments required under the 1934 Act and the rules and regulations thereunder; provided, that the Company shall not file such documents or amendments without also furnishing copies thereof prior to such filing to the Underwriters and Hunton & Williams LLP.
(c)The Company will endeavor, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and the other jurisdictions of the United States as the Underwriters may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a consent to service of process or to file annual reports or to comply with any other requirements in connection with such qualification deemed by the Company to be unduly burdensome.
(d)The Company will make generally available to its security holders as soon as practicable but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the rules and regulations under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158) of the Registration Statement.
(e)As soon as practicable after the date of this Agreement, and in any event within the time prescribed by Rule 424 under the 1933 Act, the Company will file the Final Supplemented Prospectus, in a form approved by the Underwriters, such approval not to be unreasonably withheld, with the Commission and will advise the Underwriters of such filing and will confirm such advice in writing. Furthermore, the Company will make any other required filings pursuant to Rule 433(d)(1) under the 1933 Act within the time required by such Rule.
(f)The Company shall not, directly or indirectly, (i) offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Stock or any security convertible into or exercisable or exchangeable for Stock (collectively, “Common Securities”), or file any Registration Statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration statement from which no such securities are offered), or publicly announce the intention to do any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Stock or of Common Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Stock or such Common Securities, in cash or otherwise, for a period of 60 days from the date hereof without your prior written consent other than (A) any shares of Stock issued by the Company upon exercise of an option, warrant, or the conversion of a security outstanding on the date hereof; (B) any shares of Stock issued, or options to purchase such shares granted (or the filing of any registration statement relating to such shares or options) in connection with any of the Company’s employee benefit plans, employee stock purchase plans, non-employee director stock plans, dividend reinvestment plans, employee retirement plans and the Southern Investment Plan; or (C) any issuance by the Company of Stock in connection with acquisitions that close more than 60 days after the date hereof or any acquisition in which the party or parties receiving the Stock agree to be bound by the restrictions of this Section 4(f).
(g)The Company shall use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds.”
(h)If at any time when Shares remain unsold by the Underwriters, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the 1933 Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriters, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Underwriters, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Underwriters of such effectiveness. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
(i)The Company will use its best efforts to effect the listing of the Shares on the New York Stock Exchange, Inc. (the “NYSE”).
SECTION 5.        PAYMENT OF EXPENSES. The Company will pay all expenses incidental to the performance of its obligations under this Agreement, including but not limited to, the expenses of (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificate(s) for the Shares, if any, (iii) the fees and disbursements of the Company’s counsel and accountants, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 4(c) hereof, including filing fees and the reasonable fees and disbursements of Hunton & Williams LLP, counsel for the Underwriters, in connection therewith and in connection with the preparation of any blue sky survey (such fees and disbursements of counsel shall not exceed $3,500), (v) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto and of the Pricing Prospectus, any Permitted

Free Writing Prospectus, the Final Supplemented Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of any blue sky survey, (vii) the fee of the Financial Industry Regulatory Authority, Inc. in connection with its review of the offering contemplated by this Agreement, if applicable, (viii) the cost and charges of any transfer agent or registrar and (ix) the fees payable in connection with the listing of the Shares with the NYSE.
Except as otherwise provided in Section 10 hereof, the Underwriters shall pay all other expenses incurred by them in connection with their offering of the Shares including fees and disbursements of their counsel, Hunton & Williams LLP.
SECTION 6.    CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Shares are subject to the following conditions:
(a)No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering shall be pending before, or to the knowledge of the Company threatened by, the Commission on such date. If filing of the Pricing Prospectus or the Final Supplemented Prospectus, or any supplement thereto, is required pursuant to Rule 424, the Pricing Prospectus and the Final Supplemented Prospectus, and any such supplement, as applicable, shall have been filed in the manner and within the time period required by Rule 424. Any material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act, shall have been filed by the Company with the Commission within the applicable time periods prescribed for such filings by Rule 433.
(b)The representations and warranties in Section 1 hereof are true and correct on the date hereof.
(c)On the Closing Date, the Underwriters shall have received:
(1)    The opinion and related disclosure letter, each dated the Closing Date, of Troutman Sanders LLP, counsel for the Company, substantially in the forms attached hereto as Schedule V.
(2)    The opinion and related disclosure letter, each dated the Closing Date, of Hunton & Williams LLP, counsel for the Underwriters, substantially in the forms attached hereto as Schedule VI.
(d)On the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Final Supplemented Prospectus, any material adverse change in the business, properties or financial condition of the Company, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or any Vice President of the Company, and dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering have been initiated or, to the knowledge of the Company, threatened by the Commission.
(e)The Underwriters shall have received on the date hereof and shall receive on the Closing Date from Deloitte & Touche LLP, a letter or letters addressed to the Underwriters (which may refer to letters previously delivered to the Underwriters) dated the respective dates of delivery thereof to the effect that: (A) they are an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act and the rules and regulations under the 1933 Act; (B) in their opinion, the financial statements audited by them and incorporated by reference in the Registration Statement and the Pricing Prospectus or the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, as applicable, comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the rules and regulations under the 1934 Act; (C) on the basis of certain limited procedures performed through a specified date not more than three business days prior to the date of such letter, namely (i) reading the minute books of the Company; (ii) performing the procedures specified by the standards of the Public Company Accounting Oversight Board (United States) for a review of interim financial statement information as described in PCAOB AU 722, “Interim Financial Information,” on the unaudited financial statements, if any, of the Company incorporated by reference in the Registration Statement and the Pricing Prospectus or the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, as applicable, and on the latest available unaudited financial statements of the Company, if any, for any calendar quarter subsequent to the date of those incorporated by reference in the Registration Statement and the Pricing Prospectus or the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, as applicable; and (iii) making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding such unaudited financial statements or any specified unaudited amounts derived therefrom (it being understood that the foregoing procedures do not constitute an audit performed in accordance with generally accepted auditing standards and they would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Deloitte & Touche LLP make no representations as to the sufficiency of such procedures for the Underwriters’ purposes), nothing came to their attention that caused them to believe that: (1) any material modifications should be made to the unaudited condensed financial statements, if any, incorporated by reference in the Registration Statement and the Pricing Prospectus or the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, as applicable, for them to be in conformity with GAAP; (2) such unaudited condensed financial statements do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it applies to Form 10-Q and the related published rules and regulations thereunder; (3) the audited or unaudited amounts for Operating Revenues and Consolidated Net Income After Dividends on Preferred and Preference Stock of Subsidiaries and the audited or unaudited Ratio of Earnings to Fixed Charges set forth in the Registration Statement and the Pricing Prospectus or the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, as applicable, do not agree with the amounts set forth in or derived from the audited or unaudited financial statements for the same period included or incorporated by reference in the Registration Statement; (4) as of a specified date not more than three business days prior to the date of delivery of such letter, there has been any change in the capital stock or long-term debt of the

Company or any decrease in net assets as compared with amounts shown in the latest audited or unaudited balance sheet incorporated by reference in the Registration Statement and the Pricing Prospectus or the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, as applicable, except in each case for changes or decreases which (i) the Registration Statement and the Pricing Prospectus or the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, as applicable, disclose have occurred or may occur, (ii) are occasioned by the declaration of dividends, (iii) are occasioned by draw-downs under existing pollution control financing arrangements, (iv) are occasioned by regularly scheduled payments of capitalized lease obligations, (v) are occasioned by the purchase or redemption of bonds or stock to satisfy mandatory or optional redemption provisions relating thereto, (vi) are occasioned by the reclassification of current maturities of long-term debt, or (vii) are disclosed in such letter; and (5) the unaudited amounts for Operating Revenues and Consolidated Net Income After Dividends on Preferred and Preference Stock of Subsidiaries and the unaudited Ratio of Earnings to Fixed Charges for any calendar quarter subsequent to those set forth in (3) above, which, if available, shall be set forth in such letter, do not agree with the amounts set forth in or derived from the unaudited financial statements for the same period or were not determined on a basis substantially consistent with that of the corresponding audited amounts or ratios included or incorporated by reference in the Registration Statement and the Pricing Prospectus or the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, as applicable; (D) they have (i) read any unaudited pro forma financial statements incorporated by reference in the Registration Statement, the Pricing Prospectus or the Final Supplemented Prospectus (the “pro forma financial statements”); (ii) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding (1) the basis for their determination of the pro forma adjustments in any such pro forma financial statements and (2) whether any such pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and (iii) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in any such pro forma financial statements; and (E) they have performed certain enumerated procedures with respect to certain financial information included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus.
(f)The Underwriters shall have received on the date hereof and shall receive on the Closing Date from PricewaterhouseCoopers LLP (“PwC”), a letter or letters addressed to the Underwriters (which may refer to letters previously delivered to the Underwriters) dated the respective dates of delivery thereof to the effect that: (A) as of February 11, 2016, the date of PwC’s audit report issued in connection with AGL Resources’ and its subsidiaries’ (collectively, “AGL”) financial statements and related schedules incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, they were an independent registered public accounting firm with respect to AGL within the meaning of the 1933 Act and the rules and regulations under the 1933 Act; (B) in their opinion, the financial statements audited by them and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, as applicable, comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the rules and regulations under the 1934 Act and (C) they have performed the procedures specified by the standards of the Public Company Accounting Oversight Board (United States) for a review of interim financial statement information as described in PCAOB AU 722, “Interim Financial

Information,” on the unaudited financial statements of AGL for the three month period ended March 31, 2015, incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus.
(g)The Underwriters shall have received on the date hereof and shall receive on the Closing Date from Deloitte & Touche LLP, a letter or letters addressed to the Underwriters (which may refer to letters previously delivered to the Underwriters) dated the respective dates of delivery thereof to the effect that: (A) effective February 11, 2016, they became an independent registered public accounting firm with respect to AGL within the meaning of the 1933 Act and the rules and regulations under the 1933 Act; (B) they have not audited any financial statements of AGL as of any date or for any period and do not express any opinion on the consolidated balance sheets or statements of income, comprehensive income, cash flows and equity for any period, incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, as applicable; and (C) on the basis of certain limited procedures performed through a specified date not more than three business days prior to the date of such letter, namely (i) reading the minute books of AGL; (ii) performing the procedures specified by the standards of the Public Company Accounting Oversight Board (United States) for a review of interim financial statement information as described in PCAOB AU 722, “Interim Financial Information,” on the unaudited financial statements of AGL for the three month period ended March 31, 2016, incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, and on the latest available unaudited financial statements of AGL, if any, for any calendar quarter subsequent to the date of those incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, as applicable; and (iii) making inquiries of certain officials of AGL who have responsibility for financial and accounting matters regarding such unaudited financial statements or any specified unaudited amounts derived therefrom (it being understood that the foregoing procedures do not constitute an audit performed in accordance with generally accepted auditing standards and they would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Deloitte & Touche LLP make no representations as to the sufficiency of such procedures for the Underwriters’ purposes), nothing came to their attention that caused them to believe that: (1) any material modifications should be made to the unaudited condensed financial statements, if any, incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, as applicable, for them to be in conformity with GAAP; (2) such unaudited condensed financial statements do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it applies to Form 10-Q and the related published rules and regulations thereunder; (3) as of a specified date not more than three business days prior to the date of delivery of such letter, except as may be disclosed in such letter, there has been any change in the capital stock or long-term debt of AGL or any decrease in net assets as compared with amounts shown in the latest audited or unaudited balance sheet incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, as applicable.
(h)On the Closing Date, Hunton & Williams LLP, counsel for the Underwriters shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling it to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriters and Hunton & Williams LLP, counsel for the Underwriters.
(i)No amendment or supplement to the Registration Statement or the Final Supplemented Prospectus filed subsequent to the date of this Agreement (including any filing made by the Company pursuant to Section 13 or 14 of the 1934 Act) shall be unsatisfactory in form to Hunton & Williams LLP or shall contain information (other than with respect to an amendment or supplement relating solely to the activity of any Underwriter) which, in the reasonable judgment of the Underwriters, shall materially impair the marketability of the Shares.
(j)The Company shall have performed its obligations when and as provided under this Agreement.
(k)On the Closing Date, the Shares shall have been approved for listing on the NYSE upon official notice of issuance.
(l)On the Closing Date, each of the executive officers and directors of the Company listed in Schedule III hereto shall have entered into an agreement substantially in the form attached hereto as Schedule IV.
If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Sections 5, 8 and 10(b) hereof.
SECTION 7.    CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.
The obligations of the Company shall be subject to the conditions set forth in the first sentence of Section 6(a) and in Section 6(c) hereof. In case such conditions shall not have been fulfilled, this Agreement may be terminated by the Company by mailing or delivering written notice thereof to the Underwriters. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 5, 8 and 10(b) hereof.
SECTION 8.    INDEMNIFICATION.
(a)The Company agrees to indemnify and hold harmless each of the Underwriters and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, and to reimburse any such Underwriter and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Limited Use Free Writing Prospectus, any Preliminary Prospectus, the Registration Statement, the Base Prospectus, the Pricing Prospectus, any Permitted Free Writing Prospectus or the Final Supplemented Prospectus or, if the Company shall furnish to the Underwriters any amendments or any supplements thereto, or shall make any filings pursuant to Section 13 or 14 of the 1934 Act which are incorporated therein by reference, in the Limited Use Free Writing Prospectus, any Preliminary Prospectus, the Registration Statement, the Base Prospectus, the Pricing Prospectus, any Permitted Free Writing Prospectus, the Final Supplemented Prospectus as so amended or supplemented, or in any free writing prospectus used by the Company other than a Permitted Free Writing Prospectus or the Limited Use Free Writing Prospectus, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission which was made in such Limited Use Free Writing Prospectus, Registration Statement, Preliminary Prospectus, Base Prospectus, Pricing Prospectus, Permitted Free Writing Prospectus or Final Supplemented Prospectus in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter for use therein. Each Underwriter agrees to promptly notify the Company in writing of the commencement of any action in respect of which indemnity may be sought by it, or by any person controlling it, from the Company on account of its agreement contained in this Section 8, but the omission of such Underwriter so to notify the Company of any such action shall not release the Company from any liability which it may have to such Underwriter or to such controlling person under this Section 8(a) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Company shall not relieve it from any liability which it may have to the Underwriters or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 8. In case any such action shall be brought against an Underwriter or any such person controlling such Underwriter and such Underwriter shall notify the Company of the commencement thereof as above provided, the Company shall be entitled to participate in (and, to the extent that it shall wish, including the selection of counsel reasonably satisfactory to the Underwriters, to direct) the defense thereof, at its own expense. In case the Company elects to direct such defense and select such counsel, any Underwriter or controlling person shall have the right to employ its own counsel, but, in any such case, the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel has been authorized in writing by the Company in connection with defending such action, (ii) the Underwriters or such controlling person reasonably conclude that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest with the Company, (iii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, or (iv) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Company, it being understood, however, that the Company shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time or for fees and expenses that are not reasonable. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i)

includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. In no event shall any indemnifying party have any liability or responsibility in respect of the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim effected without its prior written consent.
(b)Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors and such of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 8(a) hereof, but only with respect to alleged untrue statements or omissions made in the Limited Use Free Writing Prospectus, the Registration Statement, the Preliminary Prospectus, the Base Prospectus, the Pricing Prospectus, any Permitted Free Writing Prospectus or the Final Supplemented Prospectus, or such documents as amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter for use therein.
SECTION 9.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by, or on behalf of the Company and shall survive delivery of the Shares to the Underwriters.
SECTION 10.    TERMINATION OF AGREEMENT.
(a)The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date if (i) trading in securities on the NYSE shall have been generally suspended or there shall have been a material disruption in settlement in securities generally, (ii) minimum or maximum ranges for prices shall have been generally established on the NYSE by the Commission or by the NYSE, (iii) a general banking moratorium shall have been declared by federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity, crisis or emergency (including, without limitation, acts of terrorism) affecting the United States, in any such case provided for in clauses (i) through (iv) with the result that, in the reasonable judgment of the Underwriters, the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement and the Final Supplemented Prospectus shall have been materially impaired.
(b)If this Agreement shall be terminated by the Underwriters pursuant to subsection (a) above or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, then in any such case, the Company will reimburse the Underwriters for the reasonable fees and disbursements of Hunton & Williams LLP and for the out of pocket expenses (in an amount not exceeding $10,000)

reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares and, upon such reimbursement, the Company shall be absolved from any further liability hereunder, except as provided in Sections 5 and 8 hereof.
SECTION 11.    DEFAULT BY AN UNDERWRITER. If an Underwriter shall fail on the Closing Date to purchase the Shares that it is obligated to purchase under this Agreement (the “Defaulted Securities”), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:
(a)if the number of Defaulted Securities does not exceed 10% of the Shares, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
(b)if the number of Defaulted Securities exceeds 10% of the Shares, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.
No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Pricing Prospectus or the Final Supplemented Prospectus or in any other documents or arrangements.
SECTION 12.    NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, General Counsel, Fax: (646) 291-1469 and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, Fax: (212) 622-8358; notices to the Company shall be mailed to 30 Ivan Allen Jr. Boulevard, N.W., Atlanta, Georgia 30308, Attention: Corporate Secretary, with a copy to Southern Company Services, Inc., 30 Ivan Allen Jr. Boulevard, N.W., Atlanta, Georgia 30308, Attention: Steven T. Nichols.
SECTION 13.    PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any of the Underwriters shall be deemed to be a successor by reason merely of such purchase. The Company acknowledges and agrees that in connection with all aspects of each transaction contemplated by this Agreement, the Company and the Underwriters have arms-length business relationships that create no fiduciary duty on the part of any party and each expressly disclaims any fiduciary or financial advisory relationship.
SECTION 14.    GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except as otherwise set forth herein, specified times of day refer to New York time.
SECTION 15.    COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

THE SOUTHERN COMPANY

By:	/s/ Art P. Beattie
	Name:	Art P. Beattie
	Title:	Executive Vice President and Chief
Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written
CITIGROUP GLOBAL MARKETS INC.

By:    /s/ Douglas Adams______________
Name: Douglas Adams
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:    /s/ Geoffrey G. Paul_____________
Name: Geoffrey G. Paul
Title: Managing Director

SCHEDULE I

Name of Underwriters	Total Number of Shares to be Purchased
Citigroup Global Markets Inc.	9,150,000
J.P. Morgan Securities LLC	9,150,000

TOTAL:	18,300,000

I-1

SCHEDULE II-A
PRICING DISCLOSURE PACKAGE
1)    Prospectus dated March 2, 2015
2)    Preliminary Prospectus Supplement dated May 5, 2016 (which shall be deemed to include documents incorporated by reference therein)
3)     Permitted Free Writing Prospectuses
a)    None
4)     Shares Offered: 18,300,000
Initial Public Offering Price: Variable price offering

II-A-1

SCHEDULE II-B

LIMITED USE FREE WRITING PROSPECTUS

1)	Investor Presentation Slideshow, dated May 5, 2016

II-B-1

Schedule III
PERSONS SUBJECT TO LOCK-UP
Thomas A. Fanning
Art P. Beattie
W. Paul Bowers
S. W. Connally, Jr.
Mark A. Crosswhite
Ann P. Daiss
Kimberly S. Greene
James Y. Kerr II
Stephen E. Kuczynski
Mark S. Lantrip
Anthony L. Wilson
Christopher C. Womack
Juanita Powell Baranco
Jon A. Boscia
Henry A. Clark III
David J. Grain
Veronica M. Hagen
Warren A. Hood, Jr.
Linda P. Hudson
Donald M. James
John D. Johns
Dale E. Klein
William G. Smith, Jr.
Steven R. Specker
Larry D. Thompson
E. Jenner Wood III

III-1

Schedule IV
FORM OF LOCK-UP AGREEMENT

THE SOUTHERN COMPANY

LOCK-UP AGREEMENT

Date

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Re: The Southern Company - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with The Southern Company, a Delaware corporation (the “Company”), providing for a public offering (the “Public Offering”) of shares of the common stock (the “Common Stock”) of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”).
In consideration of the agreement by the Underwriters to offer and sell the Shares, the undersigned agrees that, except as expressly agreed in writing by each of the Underwriters, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 60 days after the date of the Final Supplemented Prospectus (as defined in the Underwriting Agreement) (the “Cut-off Date”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Subject Shares (as hereinafter defined), or any options or warrants to purchase any Subject Shares, or any securities convertible into, exchangeable for or that represent the right to receive Subject Shares or publicly announce the intention to do any of the foregoing.
The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the undersigned’s Subject Shares even if such Subject Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the undersigned’s Subject Shares or with respect to any security that includes, relates to or derives any significant part of its value from such Subject Shares.
The term “Subject Shares” means (i) the shares of Common Stock whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC and (ii) shares of Common Stock acquired prior to the Cut-Off Date under any employee or director compensation plan of the Company or under any employee or shareholder investment plan of the Company.
Notwithstanding the foregoing, the undersigned may (i) sell Subject Shares, including through the exercise of stock options, under a Rule 10b5-1 plan that was in effect prior to the date of this Lock-Up Agreement; (ii) enter into a new Rule 10b5-1 plan, provided that no sales or other distributions pursuant to a new Rule 10b5-1 plan may occur until after the Cut-Off Date; (iii) sell or surrender to the Company any options or Subject Shares underlying options or any restricted stock in order to pay the exercise price or taxes associated with the exercise of options or vesting of restricted stock; (iv) transfer by gift, will or intestacy, or to affiliates or immediate family members, provided that the transferee agrees to be bound by the restrictions of this Lock-Up Agreement and no filing by any party (transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution; and (v) take any action that is necessary or appropriate in order to effectuate any transaction by the Company that is permitted under this Lock-Up Agreement. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Subject Shares except in compliance with the foregoing restrictions.
This Lock-Up Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the Underwriters advising the Company in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, (2) the Company advising the Underwriters in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, and (3) termination of the Underwriting Agreement before the sale of any Shares to the Underwriters.
The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.
Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

Schedule V
[Letterhead of TROUTMAN SANDERS LLP]
May 11, 2016
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

THE SOUTHERN COMPANY
Common Stock
Ladies and Gentlemen:
We have acted as counsel to The Southern Company (the “Company”) in connection with the Company’s issuance and sale of 18,300,000 shares of its Common Stock, $5 par value per share (the “Shares”), as contemplated by an Underwriting Agreement dated May 5, 2016 (the “Underwriting Agreement”) among the Company and you (the “Underwriters”). This opinion is being delivered to you pursuant to Section 6(c)(1) of the Underwriting Agreement.
All capitalized terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.
In rendering the opinions expressed below, we have examined the following documents:
(a)    The Company’s registration statement on Form S-3 (File No. 333-202413) pertaining to the Shares and certain other securities filed by the Company under the Securities Act of 1933, as amended (the “Act”), as it became effective under the Act (the “Registration Statement”);
(b)    The Company’s prospectus dated March 2, 2015 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement dated May 5, 2016 (together with the Pricing Exchange Act Documents (as hereinafter defined), the “Pricing Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Act;
(c)    The documents incorporated by reference into the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus (as hereinafter defined): the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2015, the

Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2016 and the Current Reports on Form 8-K of the Company dated January 5, 2016 (other than the information furnished pursuant to Item 7.01), February 2, 2016 (other than the information furnished pursuant to Item 2.02 and Item 7.01), April 1, 2016 (other than the information furnished pursuant to Item 7.01), April 4, 2016, April 14, 2016, April 26, 2016 (other than the information furnished pursuant to Item 2.02 and Item 7.01) and May 5, 2016 (together, the “Pricing Exchange Act Documents”);
(d)The Company’s prospectus supplement dated May 5, 2016 (together with the Base Prospectus, the “Final Supplemented Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, which, pursuant to Form S-3, incorporates by reference the Pricing Exchange Act Documents and the Current Report on Form 8-K of the Company dated May 5, 2016 (the “Exchange Act Documents”), each as filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(e)An executed copy of the Underwriting Agreement;
(f)The Company’s Certificate of Incorporation and By-Laws.
The documents and information listed in Schedule II-A to the Underwriting Agreement, taken together, are collectively referred to as the “Pricing Disclosure Package.”
In addition, we have examined, and have relied as to factual matters upon, the documents delivered to you at the closing, and we have made such other and further investigations as we deemed necessary to express the opinions hereinafter set forth. In such examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.
Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:
1.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has due corporate authority to conduct the business in which it is engaged, to own and operate the properties used by it in such business and to enter into and perform its obligations under the Underwriting Agreement and the Shares.
2.    The execution, delivery and performance by the Company of the Underwriting Agreement have been duly authorized by all necessary corporate action, and the Underwriting Agreement has been duly executed and delivered by the Company.
3.    All orders, consents or other authorizations or approvals of the Commission legally required for the issuance and sale of the Shares have been obtained; and no order, consent or other authorization or approval of the State of Georgia or any United States governmental body (other than in connection or in compliance with the provisions of the securities or “blue sky” laws of any jurisdiction, as to which we express no opinion) is legally required for the issuance and sale of the Shares in accordance with the terms of the Underwriting Agreement.
4.    The Shares have been duly authorized for issuance and sale and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration and as provided in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.
5.    The Shares conform as to legal matters in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Final Supplemented Prospectus.
6.    The execution and delivery by the Company of the Underwriting Agreement and the issuance and sale by the Company of the Shares do not, and, if the Company were now to perform its obligations under the Underwriting Agreement, such performance would not, result in any violation of the Certificate of Incorporation or the By-Laws of the Company, or conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 or any subsequent Exchange Act Document, (B) any existing applicable law, rule or regulation applicable to the Company (other than the securities or blue sky laws of any jurisdiction, as to which we express no opinion) or (C) any judgment, order or decree known to us of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Company.
7.    The Company is not and, after giving effect to the offering and sale of the Shares and application of the proceeds as described in the Registration Statement, Pricing Disclosure Package and the Final Supplemented Prospectus, will not be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
8.    The statements set forth in the Pricing Disclosure Package and the Final Supplemented Prospectus under the heading “Material United States Federal Income Tax Considerations For Non-U.S. Holders” insofar as they purport to constitute summaries of matters of United States federal income tax law constitute accurate summaries in all material respects subject to the qualifications set forth therein.
The attorneys in this firm that are rendering this opinion are members of the State Bar of Georgia and we do not purport to express any opinion herein concerning any law other than the laws of the State of Georgia, the federal law of the United States and the Delaware General Corporation Law.
This opinion letter is rendered by us only to you and is solely for your benefit in your capacity as Underwriters in connection with the Underwriting Agreement and the transactions contemplated thereunder and may not be used, quoted or relied upon by you for any other purpose, or relied upon by or furnished to any other person without our prior written consent. This opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement it to reflect any fact or circumstance that hereafter comes to our attention, or any change in law that hereafter occurs.
Very truly yours,

TROUTMAN SANDERS LLP

[Letterhead of TROUTMAN SANDERS LLP]
May 11, 2016
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

THE SOUTHERN COMPANY
Common Stock
Ladies and Gentlemen:
We have acted as counsel to The Southern Company (the “Company”) in connection with the Company’s issuance and sale of 18,300,000 shares of its Common Stock, $5 par value per share (the “Shares”), as contemplated by an Underwriting Agreement dated May 5, 2016 (the “Underwriting Agreement”) among the Company and you (the “Underwriters”). This letter is being delivered to you pursuant to Section 6(c)(1) of the Underwriting Agreement.
All capitalized terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.
In the above capacity, we have examined the Company’s registration statement on Form S-3 (File No. 333-202413) pertaining to the Shares and certain other securities filed by the Company under the Securities Act of 1933, as amended (the “Act”), as it became effective under the Act (the “Registration Statement”); the Company’s prospectus dated March 2, 2015 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement dated May 5, 2016 (the “Pricing Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Act which, pursuant to Form S-3, incorporates by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2015, the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2016 and the Current Reports on Form 8-K of the Company dated January 5, 2016 (other than the information furnished pursuant to Item 7.01), February 2, 2016 (other than the information furnished pursuant to Item 2.02 and Item 7.01), April 1, 2016 (other than the information furnished pursuant to Item 7.01), April 4, 2016, April 14, 2016, April 26, 2016 (other than the information furnished pursuant to Item 2.02 and Item 7.01) and May 5, 2016 (together, the “Pricing Exchange Act Documents”); and a prospectus supplement dated May 5, 2016 (together with the Base Prospectus, the “Final Supplemented Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, which, pursuant to Form S-3, incorporates by reference the Pricing Exchange Act Documents and the Current Report on Form 8-K of the Company dated May 5,

2016 (the “Exchange Act Documents”), each as filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The documents and information listed in Schedule II-A to the Underwriting Agreement, taken together, are collectively referred to as the “Pricing Disclosure Package.”
We have participated in various conferences with the Company, its representatives, representatives of the independent public or certified public accountants of the Company and your counsel at which the contents of the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus and the Exchange Act Documents and related matters were discussed and reviewed. Because of the inherent limitations in the independent verification of factual matters, and the character of the determinations involved in the preparation of the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus and the Exchange Act Documents, we are not passing upon and do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness or fairness of the statements contained therein (other than as specified in opinion paragraphs 5 and 8 of our opinion to you related to the Shares dated of even date herewith). However, on the basis of the foregoing, we advise you that nothing has come to our attention which has caused us to believe that:
(i)the Registration Statement, on the Effective Date (including the Exchange Act Documents on file with the Commission as of such date), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading,
(ii)the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or
(iii)the Final Supplemented Prospectus (including the Exchange Act Documents) contained, as of its date, or contains, on the date hereof, any untrue statement of a material fact or omitted, as of its date, or omits, on the date hereof, to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case we express no belief with respect to the financial statements and schedules and notes thereto or other financial or statistical data contained or incorporated by reference in (or omitted from) the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus or the Exchange Act Documents.
Subject to and on the basis of the foregoing, we further advise you that the Registration Statement, on the Effective Date, and the Final Supplemented Prospectus, as of May 5, 2016, complied as to form in all material respects with the relevant requirements of the Act and the applicable rules and regulations of the Commission thereunder and that each Exchange Act Document, as of its date of filing with the Commission, complied as to form in all material respects with the relevant requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no belief as to the financial statements and schedules and notes thereto or other financial or statistical data contained or incorporated by reference in (or omitted from) the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus or the Exchange Act Documents.
This letter is rendered by us only to you and is solely for your benefit in your capacity as Underwriters in connection with the Underwriting Agreement and the transactions contemplated thereunder and may not be used, quoted or relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent. This letter is expressed as of the date hereof, and we do not assume any obligation to update or supplement it to reflect any fact or circumstance that hereafter comes to our attention, or any change in law that hereafter occurs.
Very truly yours,

TROUTMAN SANDERS LLP

Schedule VI
[Letterhead of HUNTON & WILLIAMS LLP]
May 11, 2016
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

THE SOUTHERN COMPANY
Common Stock
Ladies and Gentlemen:
We have represented the Underwriters (as hereinafter defined) in connection with the issuance and sale by The Southern Company (the “Company”) of 18,300,000 shares of its Common Stock, $5 par value per share (the “Shares”), as contemplated by an Underwriting Agreement dated May 5, 2016 (the “Underwriting Agreement”) among the Company and you (the “Underwriters”). This opinion is being delivered to you pursuant to Section 6(c)(2) of the Underwriting Agreement.
All capitalized terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.
In rendering the opinions expressed below, we have examined the following documents:
(a)        The Company’s registration statement on Form S-3 (File No. 333-202413) pertaining to the Shares and certain other securities filed by the Company under the Securities Act of 1933, as amended (the “Act”), as it became effective under the Act (the “Registration Statement”);
(b)    The Company’s prospectus dated March 2, 2015 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement dated May 5, 2016 (together with the Pricing Exchange Act Documents (as hereinafter defined) the “Pricing Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Act;
(c)    The documents incorporated by reference into the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus (as hereinafter defined): the Annual

Report on Form 10-K of the Company for the fiscal year ended December 31, 2015, the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2016 and the Current Reports on Form 8-K of the Company dated January 5, 2016 (other than the information furnished pursuant to Item 7.01), February 2, 2016 (other than the information furnished pursuant to Item 2.02 and Item 7.01), April 1, 2016 (other than the information furnished pursuant to Item 7.01), April 4, 2016, April 14, 2016, April 26, 2016 (other than the information furnished pursuant to Item 2.02 and Item 7.01) and May 5, 2016 (together, the “Pricing Exchange Act Documents”);
(d)     The Company’s prospectus supplement dated May 5, 2016 (together with the Base Prospectus, the “Final Supplemented Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, which, pursuant to Form S-3, incorporates by reference the Pricing Exchange Act Documents and the Current Report on Form 8-K of the Company dated May 5, 2016 (the “Exchange Act Documents”), each as filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(e)    An executed copy of the Underwriting Agreement;
(f)    The Company’s Certificate of Incorporation and By-Laws.
The documents and information listed in Schedule II-A to the Underwriting Agreement, taken together, are collectively referred to as the “Pricing Disclosure Package.”
In addition, we have examined, and have relied as to factual matters upon, the documents delivered to you at the closing, and we have made such other and further investigations as we deemed necessary to express the opinions hereinafter set forth. In such examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.
Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:
1.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has due corporate authority to conduct the business in which it is engaged, to own and operate the properties used by it in such business and to enter into and perform its obligations under the Underwriting Agreement and to issue the Shares.
2.    The execution, delivery and performance by the Company of the Underwriting Agreement have been duly authorized by all necessary corporate action, and the Underwriting Agreement has been duly executed and delivered by the Company.
3.    All orders, consents or other authorizations or approvals of the Commission legally required for the issuance and sale of the Shares have been obtained and no other order, consent or other authorization or approval of any New York or United States governmental body (other than in connection or in compliance with the provisions of the securities or “blue sky” laws of any jurisdiction, as to which we express no opinion) is legally required for the issuance and sale of the Shares in accordance with the terms of the Underwriting Agreement.
4.    The Shares have been duly authorized for issuance and sale and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration and as provided in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.
5.    The Shares conform as to legal matters in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Final Supplemented Prospectus.
6.    The execution and delivery by the Company of the Underwriting Agreement and the issuance and sale by the Company of the Shares do not, and, if the Company were now to perform its obligations under the Underwriting Agreement, such performance would not, result in any violation of (i) the Certificate of Incorporation or the By-Laws of the Company or (ii) any existing applicable law, rule, or regulation of the federal law of the United States, the State of New York or the Delaware General Corporation Law.
We do not purport to express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States and the Delaware General Corporation Law.
This opinion letter is rendered by us only to you and is solely for your benefit in your capacity as Underwriters in connection with the Underwriting Agreement and the transactions contemplated thereunder and may not be used, quoted or relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent. This opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement it to reflect any fact or circumstance that hereafter comes to our attention, or any change in law that hereafter occurs.

Very truly yours,

HUNTON & WILLIAMS LLP

[Letterhead of HUNTON & WILLIAMS LLP]
May 11, 2016
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

THE SOUTHERN COMPANY
Common Stock
Ladies and Gentlemen:
We have represented the Underwriters (as hereinafter defined) in connection with the issuance and sale by The Southern Company (the “Company”) of 18,300,000 shares of its Common Stock, $5 par value per share (the “Shares”), as contemplated by an Underwriting Agreement dated May 5, 2016 (the “Underwriting Agreement”) among the Company and you (the “Underwriters”). This letter is being delivered to you pursuant to Section 6(c)(2) of the Underwriting Agreement.
All capitalized terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.
In the above capacity, we have examined the registration statement on Form S-3 (File No. 333-202413) pertaining to the Shares and certain other securities filed by the Company under the Securities Act of 1933, as amended (the “Act”), as it became effective under the Act (the “Registration Statement”); the Company’s prospectus dated March 2, 2015 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement dated May 5, 2016 (the “Pricing Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Act, which, pursuant to Form S-3, incorporates by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2015, the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2016 and the Current Reports on Form 8-K of the Company dated January 5, 2016 (other than the information furnished pursuant to Item 7.01), February 2, 2016 (other than the information furnished pursuant to Item 2.02 and Item 7.01), April 1, 2016 (other than the information furnished pursuant to Item 7.01), April 4, 2016, April 14, 2016, April 26, 2016 (other than the information furnished pursuant to Item 2.02 and Item 7.01) and May 5, 2016 (together, the “Pricing Exchange Act Documents”); and a prospectus supplement dated May 5, 2016 (together with the Base Prospectus, the “Final Supplemented Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, which, pursuant to Form S-3, incorporates by reference the Pricing Exchange Act

Documents and the Current Report on Form 8-K of the Company dated May 5, 2016 (the “Exchange Act Documents”), each as filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The documents and information listed in Schedule II-A to the Underwriting Agreement, taken together, are collectively referred to as the “Pricing Disclosure Package.”
We have participated in various conferences with the Company, its counsel, its representatives and representatives of the independent public or certified public accountants of the Company at which the contents of the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus and the Exchange Act Documents and related matters were discussed and reviewed. Because of the inherent limitations in the independent verification of factual matters, and the character of the determinations involved in the preparation of the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus and the Exchange Act Documents, we are not passing upon and do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness or fairness of the statements contained therein (other than as specified in opinion paragraph 5 of our opinion to you related to the Shares dated of even date herewith). Moreover, many of the determinations involved in the preparation of the Registration Statement, the Final Supplemented Prospectus and the Exchange Act Documents are of wholly or partially non-legal character. However, on the basis of the foregoing, we advise you that nothing has come to our attention which has caused us to believe that:
(i)    the Registration Statement, on the Effective Date (including the Exchange Act Documents on file with the Commission as of such date), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading,
(ii)    the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or
(iii)    the Final Supplemented Prospectus (including the Exchange Act Documents) contained, as of its date, or contains, on the date hereof, any untrue statement of a material fact or omitted, as of its date, or omits, on the date hereof, to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case we express no belief with respect to the financial statements, including the schedules and notes thereto, or any other financial and accounting data and the statistical data derived therefrom contained, incorporated by reference or referred to in (or omitted from) the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus or the Exchange Act Documents.
Subject to and on the basis of the foregoing, we further advise you that the Registration Statement, on the Effective Date, and the Final Supplemented Prospectus, as of May 5, 2016, complied as to form in all material respects with the relevant requirements of the Act and the applicable rules and regulations of the Commission thereunder and that each Exchange Act Document, as of its date of filing with the Commission, complied as to form in all material respects with the relevant requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no opinion as to the financial statements, including the schedules and notes thereto, or any other financial and accounting data and the statistical data derived therefrom contained, incorporated by reference or referred to in (or omitted from) the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus or the Exchange Act Documents.
This letter is rendered by us only to you and is solely for your benefit in your capacity as Underwriters in connection with the Underwriting Agreement and the transactions contemplated thereunder and may not be used, quoted or relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent. This letter is expressed as of the date hereof, and we do not assume any obligation to update or supplement it to reflect any fact or circumstance that hereafter comes to our attention, or any change in law that hereafter occurs.
Very truly yours,

HUNTON & WILLIAMS LLP